Exhibit 99.1

Nephros Appoints Ernest A. Elgin III as President and Chief Executive Officer.

NEW YORK, NY - September 17, 2008 - Nephros, Inc. (AMEX:NEP - News) today announced that, effective September 15, 2008, Ernest A. Elgin III has been appointed President and Chief Executive Officer.

Mr. Elgin joins the company from Novaflux Technologies, Inc., where he served as Chief Operating Officer.

“Ernie has a proven track record of corporate management and product development, and we will look to his leadership to help drive the Company’s business strategy and growth,” said James Scibetta, Chairman of Nephros. “His wealth of experience in the medical device industry combined with his operational expertise will be significant assets in meeting Nephros’s goal of creating sustainable value for shareholders.”

“I look forward to leading Nephros’s future growth,” said Mr. Elgin. “Nephros’s filtration systems for medical and field use represent significant product opportunities, and I plan to work proactively with the Board and the other members of the Nephros team to maximize the Company’s potential.”

Mr. Elgin brings 20 years of career experience, including solid leadership roles within large and small organizations. He was most recently Vice President of Business Development and COO for Novaflux Technologies, Inc. Prior to joining Novaflux in September 2004, he spent four years as Vice President, Healthcare for EHC Group, a New York based consulting organization providing market and business development services for healthcare related organizations. Mr. Elgin has also held product and business development roles with Becton Dickinson, Olympus America, and E-Z-EM, Inc. Mr. Elgin started his career as a Financial Analyst with Salomon Brothers. Mr. Elgin earned his Bachelor of Arts Degree from Queens College and his MBA from Long Island University.

Norman Barta has stepped down as Nephros's Chairman and Chief Executive Officer, as well as his various other offices with Nephros, to address a family medical issue and pursue other interests.

“Norman Barta has been a dedicated and committed executive for Nephros over the past decade,” noted Dr. Eric A. Rose, who has served as Chairman of the Board and, most recently as Lead Director, of the Company during Mr. Barta's tenure. “We appreciate his many contributions, and wish him well in his future endeavors.”

About Nephros, Inc.

Nephros, Inc., headquartered in New York, is a medical device company developing and marketing products designed to improve the quality of life for the End-Stage Renal Disease (ESRD) patient while addressing the critical financial and clinical needs of the care provider. ESRD is a disease state characterized by the irreversible loss of kidney function. The Nephros HDF system is designed to remove a range of harmful substances more effectively, and more cost-effectively, than existing ESRD treatment methods; particularly with respect to substances known collectively as "middle molecules." These molecules have been found to contribute to such conditions as dialysis-related amyloidosis, carpal tunnel syndrome, degenerative bone disease and, ultimately, mortality in the ESRD patient. Nephros products are sold and distributed throughout Europe and are currently being used in over fifty clinics in Europe.

Nephros also markets a line of water filtration products, the Dual Stage Ultrafilter (DSU). The Company's patented dual stage cold sterilization Ultrafilter has the capability to filter out bacteria and, due to its exceptional filtration levels, filter out many viruses and parasites. The DSU proprietary design provides dual-stage filtration which reduces the risk of filtration failure. With an initial focus on health care, the DSU is in a pilot-use program at a major U.S. medical center and has been selected for further development by the U.S. Marine Corps.

Exhibit 99.1

For more information on Nephros please visit the Company's website, www.nephros.com.

Forward-Looking Statements

This news release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements include statements regarding the efficacy and intended use of the Company's technologies under development, the timelines for bringing such products to market and the availability of funding sources for continued development of such products and other statements that are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. For such statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control. Actual results may differ materially from the expectations contained in the forward-looking statements. Factors that may cause such differences include the risks that: (i) Nephros may not be able to obtain funding if and when needed or on terms favorable to it in order to continue operations or fund its clinical trials; (ii) Nephros may not be able to continue as a going concern; (iii) Nephros may not be able to liquidate its short-term investments when needed to fund its operations; (iv) Nephros may be unable to maintain compliance with the American Stock Exchange's continued listing standards; (v) products that appeared promising to Nephros in research or clinical trials may not demonstrate anticipated efficacy, safety or cost savings in subsequent pre-clinical or clinical trials; (vi) Nephros may not obtain appropriate or necessary governmental approvals to achieve its business plan or effectively market its products; (vii) Nephros may encounter unanticipated internal control deficiencies or weaknesses or ineffective disclosure controls and procedures; (viii) HDF therapy may not be accepted in the United States and/or Nephros' technology and products may not be accepted in current or future target markets, which could lead to failure to achieve market penetration of Nephros' products; (ix) Nephros may not be able to sell its ESRD therapy or water filtration products at competitive prices or profitably; (x) Nephros may not be able to secure or enforce adequate legal protection, including patent protection, for its products; and (xi) Nephros may not be able to achieve sales growth in Europe or expand into other key geographic markets. More detailed information about Nephros and the risk factors that may affect the realization of forward-looking statements is set forth in Nephros' filings with the Securities and Exchange Commission, including Nephros' Annual Report on Form 10-KSB filed with the SEC for the fiscal year ended December 31, 2007 and Nephros’ Quarterly Report on Form 10-Q filed with the SEC for the period ended June 30, 2008. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. Nephros does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:
Eileen Sukumaran
212 781 5113
Eileen@nephros.com